Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

KEY SELLS INDIRECT RETAIL AUTO LOAN PORTFOLIO; ENTERS INTO ACCELERATED SHARE REPURCHASE PROGRAM

CLEVELAND, September 10, 2021 – KeyCorp (NYSE: KEY) announced today that KeyBank has sold its indirect retail auto loan portfolio and that KeyCorp has entered into an accelerated share repurchase (ASR) program.

“We are committed to returning capital to our shareholders and our share repurchase program is an important part of that commitment,” said Don Kimble, Chief Financial Officer of KeyCorp. “The ASR transaction, which was aided by the capital generated from the sale of the indirect retail auto loan portfolio, further demonstrates our commitment to maximizing shareholder value.”

Auto Loan Portfolio

On September 10, 2021, KeyBank sold its $3.2 billion indirect retail auto loan portfolio to a vehicle managed by a wholly-owned subsidiary of Waterfall Asset Management, LLC. Concurrently with the sale, KeyBank purchased $2.8 billion of senior notes from a securitization collateralized by the sold loans. KeyBank will remain the servicer of the auto loans.

KeyBank was advised on the transaction by Morgan Stanley & Co. LLC as lead structuring and financial advisor and KeyBanc Capital Markets, as well as by legal counsel Sidley Austin LLP. Waterfall Asset Management, LLC was advised on the transaction by legal counsel Morgan, Lewis & Bockius LLP.

Accelerated Share Repurchase Program

On September 10, 2021, KeyCorp entered into an accelerated share repurchase agreement with Goldman Sachs & Co. LLC to repurchase up to $585 million of its outstanding shares of common stock. The ASR is part of KeyCorp’s previously disclosed, board-approved share repurchase program. Under the ASR agreement, KeyCorp will initially receive delivery of approximately 23.5 million shares of common stock on September 14, 2021, representing approximately 2.5% of the number of shares of common stock outstanding. Initial delivery is based on the closing price of the common stock of $19.87, on September 10, 2021.

The total number of shares that KeyCorp will repurchase under the ASR program will be based on the volume-weighted average price of the common stock during the term of the ASR agreement, less a discount, and subject to potential adjustments pursuant to the terms and conditions of the ASR agreement. The final settlement of the share repurchases under the ASR agreement is expected to be completed in the fourth quarter of 2021.

About KeyCorp

KeyCorp’s roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $181.1 billion at June 30, 2021. Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,000 branches and approximately 1,300 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications, and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com. KeyBank is Member FDIC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “goal,” “objective,” “plan,” “expect,” “anticipate,” “intend,” “project,” “believe,” “estimate” and other words of similar meaning. Forward-looking statements represent management’s current expectations and forecasts regarding future events. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2020, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission and are available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward looking statements speak only as of the date they are made and Key does not undertake any obligation to update the forward-looking statements to reflect new information or future events.

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Note to Editors: For up-to-date company information, media contacts and facts and figures about Key lines of business, visit our Media Newsroom at Key.com/newsroom.

For more information contact:

Investor Relations: Vernon Patterson, 216.689.0520, vernon_patterson@keybank.com

Investor Relations: Melanie Kaiser, 216.689.4545, melanie_s_kaiser@keybank.com

Media: Tracy Pesho, 216.471.2825, tracy_pesho@keybank.com